Exhibit 10.1

Execution Version

COMMON UNIT

PURCHASE AGREEMENT

by and between

INERGY, L.P.

and

KAYNE ANDERSON MLP INVESTMENT COMPANY

i

ii

COMMON UNIT PURCHASE AGREEMENT

This COMMON UNIT PURCHASE AGREEMENT, dated as of November 29, 2004 (this “Agreement”), is by and between INERGY, L.P., a Delaware limited partnership (“Inergy”), and KAYNE ANDERSON MLP INVESTMENT COMPANY, a Maryland closed-end management investment company (“Purchaser”).

WHEREAS, Inergy has entered into a definitive agreement to acquire the partnership interests of Star Gas Propane, L.P., a Delaware limited partnership, (the “Star Gas Acquisition”) from Star Gas Partners, L.P., a Delaware limited partnership and a publicly traded master limited partnership and from Star Gas LLC, a Delaware limited liability company;

WHEREAS, Inergy desires to finance a portion of the Star Gas Acquisition through the sale of $75,000,000 of Common Units to Purchaser and Purchaser desires to purchase $75,000,000 of Common Units from Inergy in accordance with the provisions of this Agreement;

WHEREAS, it is a condition to the obligations of Purchaser and Inergy hereunder that the Star Gas Acquisition be consummated;

WHEREAS, in the event Inergy is unable to sell Common Units under its effective universal shelf registration statement, the Common Units may be sold by Inergy to Purchaser in a private transaction exempt from registration under the Securities Act; and

WHEREAS, Inergy has agreed to provide Purchaser with certain registration rights with respect to the Common Units acquired pursuant hereto.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Affiliate” means, with respect to a specified Person, any other Person, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling”, “controlled by”, and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Anniversary Date” means six months from the Closing Date.

“Basic Documents” means, collectively, this Agreement, the Registration Rights Agreement, and any and all other agreements or instruments executed and delivered to Purchaser by Inergy or any Subsidiary of Inergy hereunder or thereunder.

“Business Day” means any day other than a Saturday, Sunday, or a legal holiday for commercial banks in Wilmington, Delaware.

“Closing” shall have the meaning specified in Section 2.03.

“Closing Date” shall have the meaning specified in Section 2.03.

“Commission” means the United States Securities and Exchange Commission.

“Common Unit Price” shall have the meaning specified in Section 2.07.

“Common Units” means the common units representing limited partner interests in Inergy.

“Delaware LP Act” shall have the meaning specified in Section 3.02.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“General Partners” means Inergy Partners, LLC, a Delaware limited liability company and the non-managing general partner of Inergy, and Inergy GP, LLC, a Delaware limited liability company and the managing general partner of Inergy.

“Governmental Authority” means, with respect to a particular Person, the country, state, county, city and political subdivisions in which such Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority which exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein with respect to Inergy means a Governmental Authority having jurisdiction over Inergy, its Subsidiaries or any of their respective Properties.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indemnified Party” shall have the meaning specified in Section 5.03.

“Indemnifying Party” shall have the meaning specified in Section 5.03.

“Inergy” has the meaning set forth in the introductory paragraph.

“Inergy Credit Facility” means the Sixth Amended and Restated Credit Agreement dated as of May 27, 2004, by and among Inergy Propane, LLC and the lenders named therein.

“Inergy Financial Statements” shall have the meaning specified in Section 3.03.

“Inergy Material Adverse Effect” means any material and adverse effect on (a) the assets, liabilities, financial condition, business, operations or affairs of Inergy and its Subsidiaries taken as a whole; (b) the ability of Inergy and its Subsidiaries taken as a whole to carry out their business as such business is conducted as of the date hereof or to meet their obligations under the Basic Documents on a timely basis; or (c) the ability of Inergy to consummate the transactions under any Basic Document; provided, however, that an Inergy Material Adverse Effect shall not include any material and adverse effect on the foregoing to the extent such material and adverse effect results from, arises out of, or relates to (w) compliance with the terms of the HSR Act as contemplated by the Star Gas Purchase Agreement or the agreements entered into in connection with the Star Gas Acquisition, (x) a general deterioration in the economy or changes in the general state of the industries in which the Inergy Parties operate, except to the extent that the Inergy Parties, taken as a whole, are adversely affected in a disproportionate manner as compared to other industry participants, (y) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, including acts of terrorism, or (z) any change in accounting requirements or principles imposed upon Inergy and its Subsidiaries or their respective businesses or any change in applicable Law, or the interpretation thereof.

“Inergy Parties” means Inergy, the General Partners, and all of Inergy’s Subsidiaries.

“Inergy Related Parties” shall have the meaning specified in Section 5.02.

“Inergy SEC Documents” shall have the meaning specified in Section 3.03.

“Inergy’s Knowledge” means the actual knowledge of Laura L. Ozenberger, R. Brooks Sherman, Jr. and John J. Sherman, after reasonable inquiry.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purpose of this Agreement, a Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“NASDAQ” means the NASDAQ National Market.

“Non-Disclosure Agreement” means the non-disclosure agreement between Inergy and Kayne Anderson Capital Advisors, L.P. dated November 4, 2004.

“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of Inergy dated as of January 7, 2004, as amended.

“Partnership Securities” means any class or series of equity interest in Inergy (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in Inergy), including without limitation Common Units, Subordinated Units and Incentive Distribution Rights (as defined in the Partnership Agreement).

“Permits” means, with respect to Inergy or any of its Subsidiaries, any licenses, permits, variances, consents, authorizations, waivers, grants, franchises, concessions, exemptions, orders, registrations and approvals of Governmental Authorities or other Persons necessary for the ownership, leasing, operation, occupancy and use of its Properties and the conduct of its businesses as currently conducted.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchase Price” means the monetary commitment amount of $75,000,000.

“Purchased Units” means the number of Common Units equal to the quotient determined by dividing (a) the Purchase Price by (b) the Common Unit Price.

“Purchaser” has the meaning set forth in the introductory paragraph.

“Purchaser Material Adverse Effect” means any material and adverse effect on (a) the assets, liabilities, financial condition, business, operations or affairs of Purchaser; (b) the ability of Purchaser to carry out its business as such business is conducted as of the date hereof or to meet its obligations under the Basic Documents to which it is a party on a timely basis; or (c) the ability of Purchaser to consummate the transactions under any Basic Document to which it is a party.

“Purchaser Related Parties” shall have the meaning specified in Section 5.01.

“Registration Rights Agreement” means the Registration Rights Agreement, to be entered into at the Closing, between Inergy and Purchaser in the form attached hereto as Exhibit A.

“Registration Statement” means Inergy’s registration statement (File No. 333-118941) Form S-3 filed with the Commission on September 28, 2004, including a form of prospectus, as supplemented.

“Representatives” of any Person means the officers, directors, employees, agents, counsel, accountants, investment bankers and other representatives of such Person.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Star Gas Acquisition” has the meaning set forth in the introductory recitals.

“Star Gas Closing Date” means the date on which the Star Gas Acquisition is consummated.

“Star Gas Purchase Agreement” means the Interest Purchase Agreement among Star Gas Partners, L.P., Star Gas LLC, Inergy Propane, LLC and Inergy, L.P. dated November 18, 2004 pursuant to which the parties thereto will consummate the Star Gas Acquisition.

“Subordinated Units” means the senior subordinated units and the junior subordinated units representing subordinated limited partner interests in Inergy.

“Subsidiary” means, as to any Person, any corporation or other entity of which: (i) such Person or a Subsidiary of such Person is a general partner or manager; or (ii) at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries.

“Termination Date” has the meaning set forth in Section 6.11.

Section 1.02 Accounting Procedures and Interpretation. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all Inergy Financial Statements and certificates and reports as to financial matters required to be furnished to Purchaser hereunder shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the Commission) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.

ARTICLE II.

AGREEMENT TO SELL AND PURCHASE

Section 2.01 Authorization of Sale of Common Units. Inergy has authorized the issuance and sale to Purchaser of the Purchased Units.

Section 2.02 Sale and Purchase. Contemporaneous with the consummation of the Star Gas Acquisition and subject to the terms and conditions hereof, Inergy hereby agrees to issue and sell to Purchaser, and Purchaser hereby agrees to purchase from Inergy, the Purchased Units, and Purchaser agrees to pay Inergy the Purchase Price. Inergy further agrees that if, at the time of the Closing, sales can be made off of the Registration Statement, then the Purchased Units will be sold off of the Registration Statement rather than in a private sale. In the event the Star Gas Acquisition is not consummated by the Termination Date, Purchaser shall be relieved of its obligation to buy the Purchased Units from Inergy, and Inergy shall be relieved of its obligation to issue and sell the Purchased Units to Purchaser.

Section 2.03 Closing. Subject to the terms and conditions hereof, the consummation of the purchase and sale of the Purchased Units hereunder (the “Closing”) shall take place contemporaneous with the Star Gas Closing Date, provided that Inergy shall have given Purchaser three (3) Business Days (or such shorter period as shall be agreeable to all parties hereto) prior written notice of such designated closing date (such date, the “Closing Date”), at the offices of Baker Botts L.L.P., One Shell Plaza, 910 Louisiana, Houston, Texas 77002.

Section 2.04 Conditions to the Closing.

(a) Mutual Conditions. The respective obligations of each party to consummate the purchase and issuance and sale of the Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(i) no statute, rule, order, decree or regulation shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby or makes the transactions contemplated hereby illegal;

(ii) there shall not be pending any suit, action or proceeding by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement;

(iii) Inergy shall have consummated the Star Gas Acquisition;

(iv) the Purchased Units shall have been approved for quotation on the NASDAQ, subject only to official notice of issuance; and

(v) If the Purchased Units are sold under the Registration Statement, the Registration Statement shall be effective and no stop-orders shall have been issued.

(b) Purchaser’s Conditions. The obligation of Purchaser to consummate the purchase of the Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by Purchaser in writing, in whole or in part, to the extent permitted by applicable Law):

(i) Inergy shall have performed and complied with the covenants and agreements contained in this Agreement which are required to be performed and complied with by Inergy on or prior to the Closing Date;

(ii) The representations and warranties of Inergy contained in this Agreement that are qualified by materiality or Inergy Material Adverse Effect shall be true and correct when made and as of the Closing Date and all other representations and warranties shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only);

(iii) Since the date of this Agreement, no Inergy Material Adverse Effect shall have occurred and be continuing;

(iv) Inergy shall have delivered, or caused to be delivered, to Purchaser at the Closing, Inergy’s closing deliveries described in Section 2.05;

(c) Inergy’s Conditions. The obligation of Inergy to consummate the sale of the Purchased Units to Purchaser shall be subject to the satisfaction on or prior to the Closing Date of the condition (which may be waived by Inergy in writing, in whole or in part, to the extent permitted by applicable Law) that the representations and warranties of Purchaser contained in this Agreement that are qualified by materiality or a Purchaser Material Adverse Effect shall be true and correct when made and as of the Closing Date, all other representations and warranties shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only, and Inergy shall have received a certificate signed on behalf of Purchaser to such effect), and Purchaser shall have delivered, or caused to be delivered, to Inergy at the Closing Purchaser’s closing deliveries described in Section 2.06.

Section 2.05 Inergy Deliveries. At the Closing, subject to the terms and conditions hereof, Inergy will deliver, or cause to be delivered, to Purchaser:

(a) If the Purchased Units are not sold under the Registration Statement, a certificate or certificates representing the Purchased Units (bearing the legend set forth in Section 4.05(e)) and meeting the requirements of the Partnership Agreement, free and clear of any Liens of any other Person, other than transfer restrictions under applicable federal and state securities laws;

(b) Copies of the Certificate of Limited Partnership of Inergy and of the Certificate of Formation of Inergy GP, LLC, each certified by the Secretary of State of the jurisdiction of its formation as of a recent date;

(c) A certificate of the Secretary of State of the State of Delaware, dated a recent date, that Inergy is in good standing;

(d) A certificate of the Secretary or Assistant Secretary of Inergy GP, LLC, on behalf of Inergy, certifying as to (1) the Partnership Agreement, (2) board resolutions authorizing the execution and delivery of this Agreement and all of the agreements and instruments to be executed and delivered by Inergy in connection herewith, and the consummation of the transactions contemplated hereby and (3) its incumbent officers authorized to execute and deliver this Agreement and the other agreements and instruments contemplated hereby, setting forth the name and title and bearing the signatures of such officers;

(e) A certificate, dated the Closing Date and signed by (x) the President and Chief Executive Officer and (y) the Senior Vice President and Chief Financial Officer of the Inergy GP, LLC, in their capacities as such, stating that:

(i) Inergy has performed and complied with the covenants and agreements contained in this Agreement which are required to be performed and complied with by Inergy on or prior to the Closing Date;

(ii) The representations and warranties of Inergy contained in this Agreement that are qualified by materiality or Inergy Material Adverse Effect shall be true and correct when made and as of the Closing Date and all other representations and warranties shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only);

(iii) If the Purchased Units are sold under the Registration Statement,

(1) the Registration Statement and all post-effective amendments thereto were declared effective by the Commission;

(2) they have examined the Registration Statement and the prospectus as amended or supplemented and nothing has come to their attention that would lead them to believe that either the Registration Statement or the prospectus, or any amendment or supplement thereto as of their respective effective, issue or filing dates, contained, and the prospectus as amended or supplemented and at such Closing Date, contains any untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(3) since the date the Registration Statement was declared effective, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or the prospectus which has not been so set forth; and

(4) no stop order with respect to the effectiveness of the Registration Statement has been issued.

(iv) the Purchased Units have been approved for listing on the NASDAQ upon official notice of issuance; and

(f) If the Purchased Units are sold under the Registration Statement, the Purchased Units in book-entry form through the facilities of The Depository Trust Company, New York, New York, all free and clear of any Liens of any other party;

(g) A certificate executed and delivered to Purchaser by Inergy’s transfer agent and registrar certifying (i) that it has been duly appointed and duly authorized to act as transfer agent and registrar for the Purchased Units; (ii) to the number of outstanding units as of the date of this Agreement and the Closing Date and (iii) that if the Purchased Units are sold under the Registration Statement, it has delivered the Purchased Units to the Depository Trust Company;

(h) A cross-receipt executed by Inergy and delivered to Purchaser certifying that it has received the Purchase Price as of the Closing Date;

(i) An opinion addressed to Purchaser from legal counsel to Inergy, dated as of the Closing, in the form and substance attached hereto as Exhibit B in the case of the sale of Purchased Units under the Registration Statement and Exhibit C in the case of the private sale of Purchased Units; and

(j) The Registration Rights Agreement in substantially the form attached hereto as Exhibit A, which shall have been duly executed by Inergy.

Section 2.06 Purchaser Deliveries

(a) Payment to Inergy of the Purchase Price hereto by wire transfer of immediately available funds to an account designated by Inergy in writing at least three (3) Business Days (or such shorter period as shall be agreeable to all parties hereto) prior to the Closing;

(b) A certificate of the Secretary or Assistant Secretary of the Purchaser, on behalf of Purchaser, certifying as to (1) its Articles of Incorporation, (2) board resolutions authorizing the execution and delivery of this Agreement and all of the agreements and instruments to be executed and delivered by Purchaser in connection herewith, and the consummation of the transactions contemplated hereby and (3) its incumbent officers authorized to execute and deliver this Agreement and the other agreements and instruments contemplated hereby, setting forth the name and title and bearing the signatures of such officers;

(c) A certificate, dated the Closing Date and signed by (x) the President and Chief Executive Officer and (y) the Chief Financial Officer of Purchaser, in their capacities as such, stating that:

(i) Purchaser has performed and complied with the covenants and agreements contained in this Agreement which are required to be performed and complied with by Purchaser on or prior to the Closing Date; and

(ii) The representations and warranties of Purchaser contained in this Agreement that are qualified by materiality or Purchaser Material Adverse Effect shall be true and correct when made and as of the Closing Date and all other representations and warranties shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only).

(d) The Registration Rights Agreement in substantially the form attached hereto as Exhibit A, which shall have been duly executed by Purchaser; and

(e) A cross-receipt executed by Purchaser and delivered to Inergy certifying that it has received the Purchased Units as of the Closing Date.

Section 2.07 Price Per Unit. The amount per Common Unit the Purchaser will pay to Inergy to purchase the Purchased Units (the “Common Unit Price”) shall be $25.45.

Section 2.08 Lock-Up. Purchaser agrees that from and after Closing it will not sell any of the Purchased Units prior to the Anniversary Date.

Section 2.09 Additional Covenants.

(a) Between the date hereof and the Closing Date, Inergy will not file any amendment or supplement to the Registration Statement without notifying Purchaser.

(b) If the Purchased Units are sold under the Registration Statement, Inergy will prepare and file a prospectus supplement reflecting the sale to Purchaser of the Purchased Units and will indicate therein that the use of proceeds is to finance a portion of the purchase price for the Star Gas Acquisition and Inergy hereby agrees to apply the proceeds from the Purchased Units as so described under “Use of Proceeds” in the prospectus supplement.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES RELATED TO INERGY

Inergy represents and warrants to Purchaser as follows:

Section 3.01 Corporate Existence. Inergy (a) is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware; and (b) has all requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary, to own, lease, use and operate its Properties and carry on its business as its business is now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not be reasonably likely to have an Inergy Material Adverse Effect. Each of Inergy’s Subsidiaries that is a corporation is a corporation duly incorporated, validly existing and in good standing under the laws of the State or other jurisdiction of its incorporation and has all requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary, to own, lease, use or operate its respective Properties and carry on its business as now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not be reasonably likely to have an Inergy Material Adverse Effect. Each of Inergy’s other Subsidiaries has been duly formed, is validly existing and in good standing under the laws of the State or other jurisdiction of its organization and has all requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary, to own, lease, use or operate its respective Properties and carry on its business as now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not be reasonably likely to have an Inergy Material Adverse Effect. None of Inergy or any of its Subsidiaries are in default in the performance, observance or fulfillment of any provision of, in the case of Inergy, the Partnership Agreement or its Certificate of Limited Partnership or, in the case of any Subsidiary of Inergy, its respective certificate of incorporation, certification of formation, bylaws, limited liability company agreement or other similar organizational documents. Each of Inergy and its Subsidiaries is duly qualified or licensed and in good standing as a foreign limited partnership, limited liability company or corporation, as applicable, and is authorized to do business in each jurisdiction in which the ownership or leasing of its respective Properties or the character of its respective operations makes such qualification necessary, except where the failure to obtain such qualification, license, authorization or good standing would not be reasonably likely to have an Inergy Material Adverse Effect.

Section 3.02 Capitalization and Valid Issuance of Purchased Units.

(a) As of the date of this Agreement, the issued and outstanding limited partner interests of Inergy consist of 17,626,506 Common Units, 5,478,568 Senior Subordinated Units and 1,145,084 Junior Subordinated Units and the Incentive Distribution Rights, as defined in the Partnership Agreement. The only issued and outstanding general partner interests of Inergy are the interests of the General Partners described in the Partnership Agreement. All outstanding Common Units, Senior Subordinated Units, Junior Subordinated Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”).

(b) Other than Inergy’s Long-Term Incentive Plan, as amended, and Inergy’s Employee Unit Purchase Plan, as amended and restated, Inergy has no equity compensation plans that contemplate the issuance of Common Units (or securities convertible into or exchangeable for Common Units). No indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which Inergy unitholders may vote are issued or outstanding. Except as set forth in the first sentence of this Section 3.02(b) or as are contained in the Partnership Agreement, there are no outstanding or authorized (i) options, warrants, preemptive rights, subscriptions, calls, or other rights, convertible or exchangeable securities, agreements, claims or commitments of any character obligating Inergy or any of its Subsidiaries to issue, transfer or sell any partnership interests or other equity interest in, Inergy or any of its Subsidiaries or securities convertible into or exchangeable for such partnership interests, (ii) obligations of Inergy or any of its Subsidiaries to repurchase, redeem or otherwise acquire any partnership interests or equity interests of Inergy or any of its Subsidiaries or any such securities or agreements listed in clause (i) of this sentence or (iii) voting trusts or similar agreements to which Inergy or any of its Subsidiaries is a party with respect to the voting of the equity interests of Inergy or any of its Subsidiaries, other than the Unitholder Agreement of United Propane, Inc. relating to the voting of its Common Units. None of the filing of the Registration Statement, the offering or sale of the Common Units or the registration of the Common Units pursuant to the Registration Rights Agreement, all as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership other than those rights granted under that certain Investors Rights Agreement dated as of January 12, 2001, by and among Inergy Partners, LLC (as predecessor to Inergy) and the investors named therein, that certain Registration Rights Agreement dated as of December 19, 2001, by and between Inergy and IPCH Acquisition Corp., and those rights granted to the General Partners or any of their Affiliates (as such term is defined in the Partnership Agreement) under Section 7.12 of the Partnership Agreement.

(c) (i) All of the issued and outstanding equity interests of each of Inergy’s Subsidiaries are owned, directly or indirectly, by Inergy free and clear of any Liens (except for such restrictions as may exist under applicable Law and except for such Liens as may be imposed under the Inergy Credit Facility), and all such ownership interests have been duly authorized, validly issued and are fully paid (to the extent required in the organizational documents of Inergy’s Subsidiaries, as applicable) and non-assessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware LP Act) and free of preemptive rights, with no personal liability attaching to the ownership thereof, and (ii) except as disclosed in the Inergy SEC Documents, neither Inergy nor any of its Subsidiaries owns any shares of capital stock or other securities of, or interest in, any other Person, or is obligated to make any capital contribution to or other investment in any other Person.

(d) The Common Units being purchased by Purchaser hereunder and the limited partner interests represented thereby, will be duly authorized by Inergy pursuant to the Partnership Agreement prior to the Closing and, when issued and delivered to Purchaser against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware LP Act) and will be free of any and all Liens and restrictions on transfer, other than restrictions on transfer under the Partnership Agreement or this Agreement and under applicable state and federal securities laws and other than such Liens as are created by Purchaser.

(e) The Common Units are quoted on the NASDAQ. At the Closing the Purchased Units will have been approved for quotation on the NASDAQ, subject only to official notice of issuance.

Section 3.03 Inergy SEC Documents. Inergy has timely filed with the Commission all forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act (all such documents together with the Registration Statement, collectively “Inergy SEC Documents”). The Inergy SEC Documents, including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Inergy Financial Statements”), at the time filed (in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequently filed Inergy SEC Document filed prior to the date hereof) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, (c) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (d) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and (e) fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position and status of the business of Inergy as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. Ernst & Young LLP is an independent public accounting firm with respect to Inergy and the General Partners and has not resigned or been dismissed as independent public accountants of Inergy as a result of or in connection with any disagreement with Inergy on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Section 3.04 No Material Adverse Change. Except as set forth in or contemplated by the Inergy SEC Documents filed with the Commission on or prior to the date hereof and except for the proposed Star Gas Acquisition which has been discussed with Purchaser, since the date of Inergy’s most recent Form 10-K filing with the Commission, Inergy and its Subsidiaries have conducted their respective businesses in the ordinary course, consistent with past practice, and there has been no (a) change, event, occurrence, effect, fact, circumstance or condition that has had or would be reasonably likely to have an Inergy Material Adverse Effect, other than those occurring as a result of general economic or financial conditions or other developments that are not unique to Inergy and its Subsidiaries but also affect other Persons who participate or are engaged in the lines of business of which Inergy and its Subsidiaries participate or are engaged, except, in each case, to the extent such condition or development affects Inergy to a significantly greater extent than other similarly situated companies generally, (b) acquisition or disposition of any material asset by Inergy or any of its Subsidiaries or any contract or arrangement therefor, otherwise than for fair value in the ordinary course of business or as disclosed in the Inergy SEC Documents, or (c) material change in Inergy’s accounting principles, practices or methods.

Section 3.05 Litigation. Except as set forth in the Inergy SEC Documents, there is no action, suit, or proceeding pending (including any investigation, litigation or inquiry) or, to Inergy’s Knowledge, contemplated or threatened against or affecting any of the Inergy Parties or any of their respective officers, directors, properties or assets, which (individually or in the aggregate) (a) questions the validity of this Agreement or the Registration Rights Agreement or the right of Inergy to enter into this Agreement or the Registration Rights Agreement or to consummate the transactions contemplated hereby and thereby or (b) would be reasonably likely to result in an Inergy Material Adverse Effect.

Section 3.06 No Conflicts. The execution, delivery and performance by Inergy of the Basic Documents, the Star Gas Purchase Agreement and any and all other agreements or instruments executed by Inergy in connection with the Star Gas Acquisition hereunder or thereunder, and compliance by Inergy with the terms and provisions hereof and thereof, and the issuance and sale by Inergy of the Purchased Units, do not and will not (a) violate any provision of any Law or Permit having applicability to Inergy or any of its Subsidiaries or any of their respective Properties, (b) conflict with or result in a violation or breach of any provision of the Certificate of Limited Partnership or other organizational documents of Inergy, or the Partnership Agreement, or any organizational documents of any of Inergy’s Subsidiaries, (c) require any consent, approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any contract, agreement, instrument, obligation, note, bond, mortgage, license, loan or credit agreement to which Inergy or any of its Subsidiaries is a party or by which Inergy or any of its Subsidiaries or any of their respective Properties may be bound, or (d) result in or require the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by Inergy or any of its Subsidiaries; with the exception of the conflicts stated in clause (b) of this Section 3.06, except where such conflict, violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section 3.06 would not be, individually or in the aggregate, reasonably likely to have an Inergy Material Adverse Effect.

Section 3.07 Authority. Inergy has all necessary partnership power and authority to execute, deliver and perform its obligations under the Basic Documents, the Star Gas Purchase Agreement and any and all other agreements or instruments executed by Inergy in connection with the Star Gas Acquisition hereunder or thereunder; and the execution, delivery and performance by Inergy of the Basic Documents, the Star Gas Purchase Agreement and any and all other agreements or instruments executed by Inergy in connection with the Star Gas Acquisition hereunder or thereunder, have been duly authorized by all necessary action on its part; and the Basic Documents, the Star Gas Purchase Agreement and any and all other agreements or instruments executed by Inergy in connection with the Star Gas Acquisition hereunder or thereunder, constitute the legal, valid and binding obligations of Inergy, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally or by general principles of equity. No approval from the holders of the Common Units is required in connection with Inergy’s issuance and sale of the Purchased Units to Purchaser.

Section 3.08 Approvals. Except for the approvals required by the Commission in connection with Inergy’s obligations under the Registration Rights Agreement and the Registration Statement and the filing and waiting period requirements of the HSR Act relating to the Star Gas Acquisition, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by Inergy of any of the Basic Documents, the Star Gas Purchase Agreement and any and all other agreements or instruments executed by Inergy in connection with the Star Gas Acquisition hereunder or thereunder, except where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption from, or to make such filing, declaration, qualification or registration would not, individually or in the aggregate, be reasonably likely to have an Inergy Material Adverse Effect.

Section 3.09 MLP Status. Inergy has, for each taxable year beginning after December 31, 2000, during which Inergy was in existence, met the gross income requirements of Section 7704(c)(2) of the Internal Revenue Code of 1986, as amended.

Section 3.10 Offering. If the Purchased Units are sold under the Registration Statement, such Registration Statement is effective, no stop-orders have been issued.

Section 3.11 Investment Company Status. Inergy is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.12 Certain Fees. No fees or commissions are or will be payable by Inergy to brokers, finders, or investment bankers with respect to the sale of any of the Purchased Units or the consummation of the transaction contemplated by this Agreement. Inergy agrees that it will indemnify and hold harmless Purchaser from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by Inergy or alleged to have been incurred by Inergy in connection with the sale of Purchased Units or the consummation of the transactions contemplated by this Agreement.

Section 3.13 No Side Agreements. There are no agreements by, among or between Inergy or any of its Affiliates, on the one hand, and Purchaser or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby nor promises or inducements for future transactions between or among any of such parties.

Section 3.14 Material Agreements. Inergy has provided the Purchaser with, or made available to the Purchaser through the Inergy SEC Documents, correct and complete copies of all material agreements (as defined in Section 601(b)(10) of Regulation S-K promulgated by the Commission), including amendments to or other modifications of pre-existing material agreements, entered into by Inergy.

Section 3.15 Accretive Acquisition. The General Partners have determined, in good faith, that the Star Gas Acquisition is an “Acquisition” (as defined in the Partnership Agreement) that satisfies the requirements of Section 5.7(b) of the Partnership Agreement and thus allows the issuance of the Purchased Units without the prior approval of the Inergy unitholders.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Inergy that:

Section 4.01 Corporate Existence. Purchaser (a) is duly formed, legally existing and in good standing under the laws of its jurisdiction of organization; and (b) has all requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary, to own, lease, use and operate its Properties and carry on its business as its business is now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not have or would not reasonably be expected to have a Purchaser Material Adverse Effect. Purchaser is not in default in the performance, observance or fulfillment of any provision of its organizational documents, except where such default would not have or would not be reasonably likely to have a Purchaser Material Adverse Effect.

Section 4.02 No Conflicts. The execution, delivery and performance by Purchaser of this Agreement, the Registration Rights Agreement and all other agreements and instruments to be executed and delivered by Purchaser pursuant hereto or thereto or in connection with the transactions contemplated by this Agreement, the Registration Rights Agreement or any such other agreements and instruments, and compliance by Purchaser with the terms and provisions hereof and thereof, and the purchase of the Purchased Units by Purchaser do not and will not (a) violate any provision of any Law or Permit having applicability to Purchaser or any of its Properties, (b) conflict with or result in a violation or breach of any provision of the organizational documents of Purchaser, (c) require any consent, approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any contract, agreement, instrument, obligation, note, bond, mortgage, license, loan or credit agreement to which Purchaser is a party or by which Purchaser or any of its Properties may be bound, or (d) result in or require the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by Purchaser; with the exception of the conflicts stated in clause (b) of this Section 4.02, except where such conflict, violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section 4.02 would not, individually or in the aggregate, be reasonably likely to have a Purchaser Material Adverse Effect.

Section 4.03 Certain Fees. No fees or commissions are or will be payable by Purchaser to brokers, finders, or investment bankers with respect to the purchase of any of the Purchased Units or the consummation of the transaction contemplated by this Agreement. Purchaser agrees that it will indemnify and hold harmless Inergy from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by Purchaser or alleged to have been incurred by Purchaser in connection with the purchase of the Purchased Units or the consummation of the transactions contemplated by this Agreement.

Section 4.04 No Side Agreements. There are no other agreements by, among or between Purchaser and any of its Affiliates, on the one hand, and Inergy or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby nor promises or inducements for future transactions between or among any of such parties.

Section 4.05 Unregistered Securities. In the event that the Purchased Units are sold to Purchaser in a private sale, Purchaser represents that:

(a) Investment. The Purchased Units are being acquired for its own account, not as a nominee or agent, and with no intention of distributing the Purchased Units or any part thereof, and that Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities laws of the United States of America or any State, without prejudice, however, to Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Purchased Units under a registration statement under the Securities Act and applicable state securities laws or under an exemption from such registration available thereunder (including, without limitation, if available, Rule 144 promulgated thereunder). If Purchaser should in the future decide to dispose of any of the Purchased Units, Purchaser understands and agrees (a) that it may do so only (i) in compliance with the Securities Act and applicable state securities law, as then in effect, or (ii) in the manner contemplated by any registration statement pursuant to which such securities are being offered, and (b) that stop-transfer instructions to that effect will be in effect with respect to such securities.

(b) Nature of Purchaser. Purchaser represents and warrants to, and covenants and agrees with, Inergy that, (a) it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission pursuant to the Securities Act and (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Units, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.

(c) Receipt of Information; Authorization. Purchaser acknowledges that it has (a) had access to Inergy’s periodic filings with the Commission, including Inergy’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and the current reports filed on Form 8-K, (b) had access to information regarding the proposed Star Gas Acquisition and its potential effect on Inergy’s operations and financial results and (c) been provided a reasonable opportunity to ask questions of and receive answers from Representatives of Inergy regarding such matters.

(d) Restricted Securities. Purchaser understands that the Purchased Units it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from Inergy in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Purchaser represents that it is knowledgeable with respect to Rule 144 of the Commission promulgated under the Securities Act.

(e) Legend. It is understood that the certificates evidencing the Purchased Units will bear the following legend: “These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act.”

ARTICLE V.

INDEMNIFICATION, COSTS AND EXPENSES

Section 5.01 Indemnification by Inergy. Inergy agrees to indemnify Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of Inergy contained herein, provided such claim for indemnification relating to a breach of a representation or warranty is made prior to the expiration of such representation or warranty.

Section 5.02 Indemnification by Purchaser. Purchaser agrees to indemnify Inergy, the General Partners and their respective Representatives (collectively, “Inergy Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of Purchaser contained herein, provided such claim for indemnification relating to a breach of the representations and warranties is made prior to the expiration of such representations and warranties.

Section 5.03 Indemnification Procedure. Promptly after any Inergy Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense and employ counsel or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, the Indemnified Party.

ARTICLE VI.

MISCELLANEOUS

Section 6.01 Interpretation and Survival of Provisions. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever Inergy has an obligation under the Basic Documents, the expense of complying with that obligation shall be an expense of Inergy unless otherwise specified. Whenever any determination, consent, or approval is to be made or given by Purchaser, such action shall be in Purchaser’s sole discretion unless otherwise specified in this Agreement. If any provision in the Basic Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Basic Documents shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of the Basic Documents, and the remaining provisions shall remain in full force and effect.

Section 6.02 Survival of Provisions. The representations and warranties set forth in Sections 3.02, 3.12, 3.13, 4.03, 4.04 and 4.05 hereunder shall survive the execution and delivery of this Agreement indefinitely, and the other representations and warranties set forth herein shall survive for a period of twelve (12) months following the Closing Date regardless of any investigation made by or on behalf of Inergy or Purchaser. The covenants made in this Agreement or any other Basic Document shall survive the Closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Purchased Units and payment therefor and repayment, conversion, exercise or repurchase thereof. All indemnification obligations of Inergy and Purchaser and the provisions of Article V shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing referencing that individual Section, regardless of any purported general termination of this Agreement.

Section 6.03 No Waiver; Modifications in Writing.

(a) Delay. No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b) Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement or any other Basic Document shall be effective unless signed by each of the parties hereto or thereto affected by such amendment, waiver, consent, modification, or termination. Any amendment, supplement or modification of or to any provision of this Agreement or any other Basic Document, any waiver of any provision of this Agreement or any other Basic Document, and any consent to any departure by Inergy from the terms of any provision of this Agreement or any other Basic Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on Inergy in any case shall entitle Inergy to any other or further notice or demand in similar or other circumstances.

Section 6.04 Binding Effect; Assignment.

(a) Binding Effect. This Agreement shall be binding upon Inergy, Purchaser, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

(b) Assignment of Purchased Units. All or any portion of Purchased Units purchased pursuant to this Agreement may be sold, assigned or pledged by Purchaser, subject to compliance with applicable securities laws, Section 2.08 herein and the Registration Rights Agreement.

(c) Assignment of Rights. All or any portion of the rights and obligations of Purchaser under this Agreement may not be transferred by Purchaser without the written consent of Inergy.

Section 6.05 Non-Disclosure. Notwithstanding anything herein to the contrary, the Non-Disclosure Agreement shall remain in full force and effect regardless of any termination of this Agreement.

Section 6.06 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a) If to Purchaser:

Kayne Anderson MLP Investment Company
1800 Avenue of the Stars, 2nd Floor
Los Angeles, California 90067
Attention: David Shladovsky
Facsimile: (310) 284-6490

and

1100 Louisiana, Ste. 4550
Houston, Texas 77002
Attention: Kevin McCarthy
Facsimile: (713) 655-7359

(b) If to Inergy:

Inergy, L.P.
2 Brush Creek Blvd., Suite 200
Kansas City, Missouri 64112
Attention: John J. Sherman
Facsimile: (816) 471-3854

with a copy to:

Laura Ozenberger
General Counsel
2 Brush Creek Blvd., Suite 200
Kansas City, Missouri 64112
Facsimile: (816) 531-4680

or to such other address as Inergy or Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 6.07 Removal of Legend. Purchaser may request Inergy to remove the legend described in Section 4.05(e) from the certificates evidencing the Purchased Units by submitting to Inergy such certificates, together with an opinion of counsel to the effect that such legend is no longer required under the Securities Act or applicable state laws, as the case may be.

Section 6.08 Entire Agreement. This Agreement, the other Basic Documents and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein with respect to the rights granted by Inergy or any of its Affiliates or Purchaser or any of their Affiliates set forth herein or therein. This Agreement, the other Basic Documents and the other agreements and documents referred to herein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 6.09 Governing Law. This Agreement will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws.

Section 6.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 6.11 Termination.

(a) Notwithstanding anything herein to the contrary, this Agreement may be terminated by either Inergy or Purchaser if the Closing shall not have occurred on or before December 31, 2004 (the “Termination Date”), unless the term hereof is extended by agreement of the parties hereto.

(b) In the event of the termination of this Agreement as provided in Section 6.11(a), this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of any party hereto or their respective Representatives, except with respect to Article V of this Agreement, this Section 6.11 and except with respect to the requirement to comply with any confidentiality agreement in favor of Inergy, including the Non-Disclosure Agreement; provided that nothing herein shall relieve any party from any liability or obligation with respect to any willful breach of this Agreement.

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IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

INERGY, LP.

By:	Inergy GP, LLC (its Managing General Partner)

By:	/s/ David G. Dehaemers, Jr.
David G. Dehaemers, Jr.
Executive Vice President, Corporate Development

KAYNE ANDERSON MLP INVESTMENT COMPANY

By:	/s/ Kevin McCarthy
Kevin McCarthy
Chief Executive Officer and President

Exhibit A – Form of Registration Rights Agreement

See Exhibit 4.1 to this Form 8-K

Exhibit B – Form of Opinion of Inergy Counsel –

Sale of Common Units under Registration Statement

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Common Unit Purchase Agreement (the “Purchase Agreement”). Inergy shall furnish to the Purchaser at the Closing an opinion of Vinson & Elkins LLP, counsel for Inergy, addressed to the Purchaser and dated the Closing Date in form satisfactory to Baker Botts L.L.P., counsel for the Purchaser, stating that:

(i) Each of the Inergy Parties other than Inergy Canada Company, as to which we are not opining, has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its formation with all necessary corporate, partnership or limited liability company power and authority to own, lease, use or operate its respective Properties and to carry on its business as its business is now conducted as described in the Registration Statement except where the failure to obtain licenses, authorizations, consents and approvals would not be reasonably likely to have an Inergy Material Adverse Effect. Each of the Inergy Parties, other than Inergy Canada Company, as to which we are not opining, is duly qualified or registered for the transaction of business and in good standing as a foreign limited partnership, limited liability company or corporation, as applicable, in each of the jurisdictions set forth in Exhibit A to this opinion, in each case, as applicable except where the failure to be so qualified, registered or in good standing would not be reasonably likely to have an Inergy Material Adverse Effect.

(ii) As of the date hereof, and prior to the sale and issuance of the Purchased Units as contemplated by the Purchase Agreement, the issued and outstanding limited partner interests of Inergy consist of 17,626,506 Common Units, 5,478,568 Senior Subordinated Units and 1,145,084 Junior Subordinated Units and the Incentive Distribution Rights, as defined in the Partnership Agreement. The only issued and outstanding general partner interests of Inergy are the interests of the General Partners described in the Partnership Agreement. All outstanding Common Units, Senior Subordinated Units, Junior Subordinated Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware Revised Uniform Limited Partnership Act (“Delaware LP Act”)).

(iii) To our knowledge, except as described in the Registration Statement and except for options granted pursuant Inergy’s Long-Term Incentive Plan, as amended, and Inergy’s Employee Unit Purchase Plan, as amended and restated, there are no outstanding or authorized (i) options, warrants, preemptive rights, subscriptions, calls, or other rights, convertible or exchangeable securities, agreements, claims or commitments of any character obligating Inergy or any of its Subsidiaries to issue, transfer or sell any partnership interests or other equity interest in, Inergy or any of its Subsidiaries or securities convertible into or exchangeable for such partnership interests, (ii) obligations of Inergy or any of its Subsidiaries to repurchase, redeem or otherwise acquire any partnership interests or equity interests of Inergy or any of its Subsidiaries or any such securities or agreements listed in clause (i) of this sentence or (iii) voting trusts or similar agreements to which Inergy or any of its Subsidiaries is a party with respect to the voting of the equity interests of Inergy or any of its Subsidiaries, other than the Unitholder Agreement of United Propane, Inc. relating to the voting of its Common Units. To our knowledge, none of the filing of the Registration Statement, the offering or sale of the Common Units or the registration of the Common Units pursuant to the Registration Rights Agreement, all as contemplated by the Purchase Agreement, gives rise to any rights for or relating to the registration of any Common Units or other securities of Inergy other than those rights granted under that certain Investors Rights Agreement dated as of January 12, 2001, by and among Inergy Partners, LLC (as predecessor to Inergy) and the investors named therein, that certain Registration Rights Agreement dated as of December 19, 2001, by and among the Company and IPCH Acquisition Corp., and those rights granted to the General Partners or any of their Affiliates (as such term is defined in the Partnership Agreement) under Section 7.12 of the Partnership Agreement. The rights of IPCH Acquisition Corp. and those of the General Partners and their Affiliates have been waived.

(iv) Inergy owns, directly or indirectly, all of the issued and outstanding equity interests of each of Inergy’s Subsidiaries free and clear of any Liens (A) in respect of which a financing statement under the Uniform Commercial Code naming Inergy or any of Inergy’s Subsidiaries as debtor is on file in the office of the Secretary of State of Delaware, (B) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LP Act or the Delaware Limited Liability Company Act (the “Delaware LLC Act”), or (C) except for such Liens as may be imposed under the Inergy Credit Facility, and all such ownership interests have been duly authorized, validly issued and are fully paid (to the extent required in the organizational documents of Inergy’s Subsidiaries, as applicable) and non-assessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware LP Act), and free of preemptive rights, and, to our knowledge, except as disclosed in the Inergy SEC Documents, neither Inergy nor any of its Subsidiaries owns any shares of capital stock or other securities of, or interest in, any other Person, or is obligated to make any capital contribution to or other investment in any other Person.

(v) The Purchased Units to be issued and sold to the Purchaser by Inergy pursuant to the Purchase Agreement, and the limited partner interests represented thereby, have been duly authorized under the Partnership Agreement and when issued and delivered to Purchaser against payment therefor in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware LP Act).

(vi) None of the offering, issuance and sale by Inergy of the Purchased Units or the execution, delivery and performance of the Basic Documents (A) constitutes or will constitute a violation of the Partnership Agreement or other organizational documents of any of the Inergy Parties, (B) constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any agreement filed or incorporated by reference as an exhibit to the Registration Statement, other than the Inergy Credit Facility, as to which we are not opining, or (C) results or will result in any violation of any applicable state corporate law, the Delaware LP Act, the Delaware LLC Act, or U.S. federal law, which in the case of clauses (B) or (C) would be reasonably likely to have an Inergy Material Adverse Effect; provided, however, that no opinion is expressed pursuant to this paragraph (vi) with respect to securities and other anti-fraud statutes, rules or regulations.

(vii) Each of the Basic Documents has been duly authorized and validly executed and delivered on behalf of Inergy, and are enforceable against Inergy except as the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(viii) Except for the approvals required by the Commission in connection with Inergy’s obligations under the Registration Rights Agreement and the Registration Statement, no authorization, consent, approval, waiver, license, qualification or filing with any U.S. federal or Delaware court, governmental agency or body having jurisdiction over the Inergy Parties or any of their respective properties is required for the issuance and sale by Inergy of the Purchased Units, the execution, delivery and performance of each of the Basic Documents, the Registration Statement or the consummation of the transactions contemplated by the Basic Documents, except those that have been obtained or as may be required under state securities or “Blue Sky” laws, as to which we do not express any opinion.

(ix) Inergy is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(x) The statements in the Registration Statement under the caption “Description of the Common Units,” insofar as they constitute descriptions of agreements or refer to statements of law or legal conclusions, are accurate and complete in all material respects, and the Purchased Units conform in all material respects to the description thereof contained in the Registration Statement.

(xi) [We confirm our opinion that is filed as Exhibit 8.1 to the Current Report on Form 8-K filed with the Commission on                         , 2004 and the Purchaser may rely upon such opinion as if it were addressed to it.]1

or

[1]	This opinion is to be delivered by Vinson & Elkins if they file an Exhibit 8.1 opinion on a Form 8-K prior to Closing.

(xi) [Stinson Morrison Hecker LLP confirms its opinion filed as Exhibit 8.1 to the Registration Statement and the Purchaser may rely upon such opinion as if it were addressed to it.]2

(xii) The Registration Statement was declared effective under the 1933 Act on                         , 2004; to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the SEC; and any required filing of the prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

(xiii) The Registration Statement and the Prospectus (except for the financial statements and the notes and the schedules thereto, and the other financial, statistical and accounting data included in the Registration Statement, as to which we do not express any opinion) comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Rules and Regulations.

Inergy shall furnish to the Purchaser at the Closing an opinion of Laura Ozenberger, General Counsel for Inergy, addressed to the Purchaser and dated the Closing Date in form satisfactory to Baker Botts L.L.P., counsel for the Purchaser, stating that:

(i) To my knowledge, other than Inergy Canada Company, as to which I am not opining, none of the Inergy Parties is in default in the performance, observance or fulfillment of any provision of, in the case of Inergy, the Partnership Agreement or its Certificate of Limited Partnership or, in the case of any Inergy Subsidiary, its respective certificate of incorporation, certification of formation, bylaws, limited liability company agreement or other similar organizational documents.

(ii) To my knowledge, except as described in the Registration Statement and except for options granted pursuant Inergy’s Long-Term Incentive Plan, as amended, and Inergy’s Employee Unit Purchase Plan, as amended and restated, there are no outstanding or authorized (i) options, warrants, preemptive rights, subscriptions, calls, or other rights, convertible or exchangeable securities, agreements, claims or commitments of any character obligating Inergy or any of its Subsidiaries to issue, transfer or sell any partnership interests or other equity interest in, Inergy or any of its Subsidiaries or securities convertible into or exchangeable for such partnership interests, (ii) obligations of Inergy or any of its Subsidiaries to repurchase, redeem or otherwise acquire any partnership interests or equity interests of Inergy or any of its Subsidiaries or any such securities or agreements listed in clause (i) of this sentence or (iii) voting trusts or similar agreements to which Inergy or any of its Subsidiaries is a party with respect to the voting of the equity interests of Inergy or any of its Subsidiaries, other than the Unitholder Agreement of United Propane, Inc. relating to the voting of its Common Units. To my knowledge, none of the filing of the Registration Statement, the offering or

[2]	This opinion will be accepted from Stinson Morrison Hecker LLP instead of Vinson & Elkins, at Vinson & Elkins option.

sale of the Common Units or the registration of the Common Units pursuant to the Registration Rights Agreement, all as contemplated by the Purchase Agreement, gives rise to any rights for or relating to the registration of any Common Units or other securities of Inergy other than those rights granted under that certain Investors Rights Agreement dated as of January 12, 2001, by and among Inergy Partners, LLC (as predecessor to Inergy) and the investors named therein, that certain Registration Rights Agreement dated as of December 19, 2001, by and among the Company and IPCH Acquisition Corp., and those rights granted to the General Partners or any of their Affiliates (as such term is defined in the Partnership Agreement) under Section 7.12 of the Partnership Agreement. The rights of IPCH Acquisition Corp. and those of the General Partners and their Affiliates have been waived.

(iii) None of the offering, issuance and sale by Inergy of the Purchased Units, the execution, delivery and performance of the Basic Documents, the Star Gas Purchase Agreement and any and all other agreements or instruments executed in connection with the Star Gas Acquisition (A) constitutes or will constitute a violation of the Partnership Agreement or other organizational documents of any of the Inergy Parties, (B) constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any agreement filed or incorporated by reference as an exhibit to the Registration Statement, or (C) results or will result in any violation of any applicable U.S. state corporate law, the Delaware LP Act, the Delaware LLC Act, or U.S. federal law which in the case of clauses (B) or (C) would be reasonably likely to have an Inergy Material Adverse Effect; provided, however, that no opinion is expressed pursuant to this paragraph (iii) with respect to securities and other anti-fraud statutes, rules or regulations.

(iv) Each of the Basic Documents, the Star Gas Purchase Agreement and any and all other agreements or instruments executed by Inergy in connection with the Star Gas Acquisition has been duly authorized and validly executed and delivered on behalf of Inergy, and are enforceable against Inergy except as the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(v) Except for the approvals required by the Commission in connection with Inergy’s obligations under the Registration Rights Agreement and the filing and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, relating to the Star Gas Acquisition, no authorization, consent, approval, waiver, license, qualification or filing with any U.S. federal or Delaware court, governmental agency or body having jurisdiction over the Inergy Parties or any of their respective properties is required for the issuance and sale by Inergy of the Purchased Units, the execution, delivery and performance of each of the Basic Documents, the Star Gas Purchase Agreement and any and all other agreements or instruments executed by Inergy in connection with the Star Gas Acquisition, or the consummation of the transactions contemplated by the Basic Documents and the Star Gas Purchase Agreement and any and all other agreements or instruments executed by Inergy in connection with the Star Gas Acquisition, except those that have been obtained or as may be required under state securities or “Blue Sky” laws, as to which I do not express any opinion.

(vi) To my knowledge, there is no action, suit, proceeding or investigation pending against the Inergy Parties before any court or governmental agency that questions the validity of the Purchase Agreement, Partnership Agreement or the Registration Rights Agreement, or the right of Inergy to enter into any of the foregoing agreements.

Exhibit C – Form of Opinion of Inergy Counsel – Private Sale of Common Units

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Common Unit Purchase Agreement (the “Purchase Agreement”). Inergy shall furnish to the Purchaser at the Closing an opinion of Vinson & Elkins LLP, counsel for Inergy, addressed to the Purchaser and dated the Closing Date in form satisfactory to Baker Botts L.L.P., counsel for the Purchaser, stating that:

(i) Each of the Inergy Parties other than Inergy Canada Company, as to which we are not opining, has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its formation with all necessary corporate, partnership or limited liability company power and authority to own, lease, use or operate its respective Properties and to carry on its business as its business is now conducted as described in Inergy’s Annual Report on Form 10-K, as amended, for the period ended September 30, 2004 (the “Annual Report”) except where the failure to obtain licenses, authorizations, consents and approvals would not be reasonably likely to have an Inergy Material Adverse Effect. Each of the Inergy Parties, other than Inergy Canada Company, as to which we are not opining, is duly qualified or registered for the transaction of business and in good standing as a foreign limited partnership, limited liability company or corporation, as applicable, in each of the jurisdictions set forth in Exhibit A to this opinion, in each case, as applicable except where the failure to be so qualified, registered or in good standing would not be reasonably likely to have an Inergy Material Adverse Effect.

(ii) As of the date hereof, and prior to the sale and issuance of the Purchased Units as contemplated by the Purchase Agreement, the issued and outstanding limited partner interests of Inergy consist of 17,626,506 Common Units, 5,478,568 Senior Subordinated Units and 1,145,084 Junior Subordinated Units and the Incentive Distribution Rights, as defined in the Partnership Agreement. The only issued and outstanding general partner interests of Inergy are the interests of the General Partners described in the Partnership Agreement. All outstanding Common Units, Senior Subordinated Units, Junior Subordinated Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware Revised Uniform Limited Partnership Act (“Delaware LP Act”)).

(iii) To our knowledge, except as described in the Annual Report and except for options granted pursuant Inergy’s Long-Term Incentive Plan, as amended, and Inergy’s Employee Unit Purchase Plan, as amended and restated, there are no outstanding or authorized (i) options, warrants, preemptive rights, subscriptions, calls, or other rights, convertible or exchangeable securities, agreements, claims or commitments of any character obligating Inergy or any of its Subsidiaries to issue, transfer or sell any partnership interests or other equity interest in, Inergy or any of its Subsidiaries or securities convertible into or exchangeable for such partnership interests, (ii) obligations of Inergy or any of its Subsidiaries to repurchase, redeem or otherwise acquire any partnership interests or equity interests of Inergy or any of its Subsidiaries or any such securities or agreements listed in clause (i) of this sentence or (iii) voting trusts or similar agreements to which Inergy or any of its Subsidiaries is a party with respect to the voting of the equity interests of Inergy or any of its Subsidiaries, other than the Unitholder Agreement of United Propane, Inc. relating to the voting of its Common Units. To our knowledge, none of the offering or sale of the Common Units or the registration of the Common Units pursuant to the Registration Rights Agreement, all as contemplated by the Purchase Agreement, gives rise to any rights for or relating to the registration of any Common Units or other securities of Inergy other than those rights granted under that certain Investors Rights Agreement dated as of January 12, 2001, by and among Inergy Partners, LLC (as predecessor to Inergy) and the investors named therein, that certain Registration Rights Agreement dated as of December 19, 2001, by and among the Company and IPCH Acquisition Corp., and those rights granted to the General Partners or any of their Affiliates (as such term is defined in the Partnership Agreement) under Section 7.12 of the Partnership Agreement. The rights of IPCH Acquisition Corp. and those of the General Partners and their Affiliates have been waived.

(iv) Inergy owns, directly or indirectly, all of the issued and outstanding equity interests of each of Inergy’s Subsidiaries free and clear of any Liens (A) in respect of which a financing statement under the Uniform Commercial Code naming Inergy or any of Inergy’s Subsidiaries as debtor is on file in the office of the Secretary of State of Delaware, (B) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LP Act or the Delaware Limited Liability Company Act (the “Delaware LLC Act”), or (C) except for such Liens as may be imposed under the Inergy Credit Facility, and all such ownership interests have been duly authorized, validly issued and are fully paid (to the extent required in the organizational documents of Inergy’s Subsidiaries, as applicable) and non-assessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware LP Act), and free of preemptive rights, and, to our knowledge, except as disclosed in the Inergy SEC Documents, neither Inergy nor any of its Subsidiaries owns any shares of capital stock or other securities of, or interest in, any other Person, or is obligated to make any capital contribution to or other investment in any other Person.

(v) The Purchased Units to be issued and sold to the Purchaser by Inergy pursuant to the Purchase Agreement, and the limited partner interests represented thereby, have been duly authorized under the Partnership Agreement and when issued and delivered to Purchaser against payment therefor in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware LP Act).

(vi) None of the offering, issuance and sale by Inergy of the Purchased Units or the execution, delivery and performance of the Basic Documents (A) constitutes or will constitute a violation of the Partnership Agreement or other organizational documents of any of the Inergy Parties, (B) constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any agreement filed or incorporated by reference as an exhibit to the Annual Report, other than the Inergy Credit Facility, as to which we are not opining, or (C) results or will result in any violation of any applicable state corporate law, the Delaware LP Act, the Delaware LLC Act, or U.S. federal law, which in the case of clauses (B) or (C) would be reasonably likely to have an Inergy Material Adverse Effect; provided, however, that no opinion is expressed pursuant to this paragraph (vi) with respect to securities and other anti-fraud statutes, rules or regulations.

(vii) Each of the Basic Documents has been duly authorized and validly executed and delivered on behalf of Inergy, and are enforceable against Inergy except as the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(viii) Except for the approvals required by the Commission in connection with Inergy’s obligations under the Registration Rights Agreement, no authorization, consent, approval, waiver, license, qualification or filing with any U.S. federal or Delaware court, governmental agency or body having jurisdiction over the Inergy Parties or any of their respective properties is required for the issuance and sale by Inergy of the Purchased Units, the execution, delivery and performance of each of the Basic Documents or the consummation of the transactions contemplated by the Basic Documents, except those that have been obtained or as may be required under state securities or “Blue Sky” laws, as to which we do not express any opinion.

(ix) Inergy is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Inergy shall furnish to the Purchaser at the Closing an opinion of Laura Ozenberger, General Counsel for Inergy, addressed to the Purchaser and dated the Closing Date in form satisfactory to Baker Botts L.L.P., counsel for the Purchaser, stating that:

(i) To my knowledge, than Inergy Canada Company, as to which I am not opining, none of the Inergy Parties is in default in the performance, observance or fulfillment of any provision of, in the case of Inergy, the Partnership Agreement or its Certificate of Limited Partnership or, in the case of any Inergy Subsidiary, its respective certificate of incorporation, certification of formation, bylaws, limited liability company agreement or other similar organizational documents.

(ii) To my knowledge, except as described in the Annual Report and except for options granted pursuant Inergy’s Long-Term Incentive Plan, as amended, and Inergy’s Employee Unit Purchase Plan, as amended and restated, there are no outstanding or authorized (i) options, warrants, preemptive rights, subscriptions, calls, or other rights, convertible or exchangeable securities, agreements, claims or commitments of any character obligating Inergy or any of its Subsidiaries to issue, transfer or sell any partnership interests or other equity interest in, Inergy or any of its Subsidiaries or securities convertible into or exchangeable for such partnership interests, (ii) obligations of Inergy or any of its Subsidiaries to repurchase, redeem or otherwise acquire any partnership interests or equity interests of Inergy or any of its Subsidiaries or any such securities or agreements listed in clause (i) of this sentence or (iii) voting trusts or similar agreements to which Inergy or any of its Subsidiaries is a party with respect to the voting of the equity interests of Inergy or any of its Subsidiaries, other than the Unitholder Agreement of United Propane, Inc. relating to the voting of its Common Units. To my knowledge, none of the offering or sale of the Common Units or the registration of the Common Units pursuant to the Registration Rights Agreement, all as contemplated by the Purchase Agreement, gives rise to any rights for or relating to the registration of any Common Units or other securities of Inergy other than those rights granted under that certain Investors Rights Agreement dated as of January 12, 2001, by and among Inergy Partners, LLC (as predecessor to Inergy) and the investors named therein, that certain Registration Rights Agreement dated as of December 19, 2001, by and among the Company and IPCH Acquisition Corp., and those rights granted to the General Partners or any of their Affiliates (as such term is defined in the Partnership Agreement) under Section 7.12 of the Partnership Agreement. The rights of IPCH Acquisition Corp. and those of the General Partners and their Affiliates have been waived.

(iii) None of the offering, issuance and sale by Inergy of the Purchased Units, the execution, delivery and performance of the Basic Documents, the Star Gas Purchase Agreement and any and all other agreements or instruments executed in connection with the Star Gas Acquisition (A) constitutes or will constitute a violation of the Partnership Agreement or other organizational documents of any of the Inergy Parties, (B) constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any agreement filed or incorporated by reference as an exhibit to the Annual Report, or (C) results or will result in any violation of any applicable U.S. state corporate law, the Delaware LP Act, the Delaware LLC Act, or U.S. federal law which in the case of clauses (B) or (C) would be reasonably likely to have an Inergy Material Adverse Effect; provided, however, that no opinion is expressed pursuant to this paragraph (iii) with respect to securities and other anti-fraud statutes, rules or regulations.

(iv) Each of the Basic Documents, the Star Gas Purchase Agreement and any and all other agreements or instruments executed by Inergy in connection with the Star Gas Acquisition has been duly authorized and validly executed and delivered on behalf of Inergy, and are enforceable against Inergy except as the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(v) Except for the approvals required by the Commission in connection with Inergy’s obligations under the Registration Rights Agreement and the filing and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as

amended, relating to the Star Gas Acquisition, no authorization, consent, approval, waiver, license, qualification or filing with any U.S. federal or Delaware court, governmental agency or body having jurisdiction over the Inergy Parties or any of their respective properties is required for the issuance and sale by Inergy of the Purchased Units, the execution, delivery and performance of each of the Basic Documents, the Star Gas Purchase Agreement and any and all other agreements or instruments executed by Inergy in connection with the Star Gas Acquisition, or the consummation of the transactions contemplated by the Basic Documents and the Star Gas Purchase Agreement and any and all other agreements or instruments executed by Inergy in connection with the Star Gas Acquisition, except those that have been obtained or as may be required under state securities or “Blue Sky” laws, as to which I do not express any opinion.

(vi) To my knowledge, there is no action, suit, proceeding or investigation pending against the Inergy Parties before any court or governmental agency that questions the validity of the Purchase Agreement, Partnership Agreement or the Registration Rights Agreement, or the right of Inergy to enter into any of the foregoing agreements.